                                                                     Exhibit B.4

                         FORM OF EXHIBITS B, C, AND D


               ASSET TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT

                             BY AND [BETWEEN/AMONG]

                        PACIFIC GAS AND ELECTRIC COMPANY
                                       AND
                                       LLC
          [AND ANY SUBSIDIARIES OF LLC TO WHICH ASSETS ARE TRANSFERRED]

                         DATED AS OF _____________, ____

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I             DEFINITIONS AND INTERPRETATION .........................................................   2

         Section 1.01.        Defined Terms ..................................................................   2

         Section 1.02.        References .....................................................................   2

         Section 1.03.        Titles and Headings ............................................................   3

         Section 1.04.        No Strict Construction .........................................................   3

         Section 1.05.        [References to LLC] ............................................................   3

ARTICLE II            TRANSFER OF ASSETS AND LIABILITIES .....................................................   3

         Section 2.01.        Transfer of Assets .............................................................   3

         Section 2.02.        PG&E Retained [Type of Assets] and Reservation of
                              Rights[; Gen FERC Boundary Land] ...............................................   7

         Section 2.03.        Concurrent Grants to LLC .......................................................   8

         Section 2.04.        Assumption of Liabilities ......................................................   8

         Section 2.05.        Excluded Liabilities ...........................................................  10

         Section 2.06.        Delayed Transfer of Assets and Liabilities .....................................  10

         Section 2.07.        Priority of Agreements and Schedules ...........................................  11

ARTICLE III           METHODS OF TRANSFER ....................................................................  11

         Section 3.01.        Deliveries .....................................................................  11

         Section 3.02.        Further Assurances .............................................................  12

         Section 3.03.        Attorney-in-Fact ...............................................................  12

ARTICLE IV            DISCLAIMERS AND ACKNOWLEDGMENTS ........................................................  13

         Section 4.01.        No Representations and Warranties ..............................................  13

ARTICLE V             GENERAL PROVISIONS .....................................................................  14

         Section 5.01.        Counterparts ...................................................................  14

         Section 5.02.        Complete Agreement .............................................................  14

         Section 5.03.        Waivers ........................................................................  14

         Section 5.04.        Amendments and Waivers .........................................................  14

         Section 5.05.        Authority ......................................................................  15

         Section 5.06.        Assignment .....................................................................  15

         Section 5.07.        Successors and Assigns .........................................................  15

         Section 5.08.        Third Party Beneficiaries ......................................................  15

         Section 5.09.        Governing Law ..................................................................  15

                               TABLE OF CONTENTS
                                  (continued)

                                                                             Page
       Section 5.10.     Severability ....................................... 16

       Section 5.11.     Reproduction of Documents .......................... 16

       Section 5.12.     Dispute Resolution ................................. 16

       Section 5.13.     Notices ............................................ 17

       Section 5.14.     Responsibility for Expenses. ....................... 17

[Note: This form document represents the general form of the Asset Transfer Agreements to be entered into between PG&E and each of ETrans, GTrans and Gen. Bracketed items represent language that may appear in one or more, but not all of the Asset Transfer Agreements. In particular, it should be noted that bracketed language referencing an LLC Subsidiary will apply only in instances where Assets and/or Liabilities will be transferred directly to one or more Subsidiaries of ETrans, GTrans or Gen.]

               ASSET TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT
               ---------------------------------------------------

         THIS ASSET TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "LLC
                                                                         ---
Asset Transfer Agreement") is entered into as of _____________, ____ by and
------------------------
[between/among] PACIFIC GAS AND ELECTRIC COMPANY, a California corporation ("PG&E"), [and]___________LLC, a California limited liability company ("LLC")
  ----                                                                  ---
[and the limited liability companies listed on Schedule 1.0, each of which is wholly owned by LLC, each a "LLC Subsidiary" and collectively, the
                             --------------
"LLC Subsidiaries"].
 ----------------
PG&E and LLC [and each of the LLC Subsidiaries] are individually referred to herein as a "Party" and, collectively, as the "Parties."
             -----                             -------

                                    RECITALS

         A.       PG&E, a subsidiary of PG&E Corporation ("Parent"), is a gas
                                                           ------
and electric distribution utility.

         B. On April 6, 2001, PG&E commenced a case under Chapter 11 of the Bankruptcy Code.

         C.       On ______________, _____, the Bankruptcy Court approved the
Plan.

         D. The Plan provides, among other things, for the separation of the existing businesses of PG&E so that the business of [description of Business] will be owned and conducted, directly or indirectly, by LLC.

         E. PG&E, Parent, Holdings, Newco, ETrans, GTrans and Gen have entered into the Master Separation Agreement, setting forth the principal transactions necessary to effectuate the separation and distributions contemplated by the Plan, as well as the agreements that will govern certain matters after the separation and distributions.

         [F.      The Parties desire to allocate the LLC Assets (as defined in
Section 2.01) and the LLC Liabilities (as defined in Section 2.04) among LLC and each of the LLC Subsidiaries as indicated in the schedules to this LLC Asset Transfer Agreement (collectively, the "Schedules" and each a "Schedule").]
                                       ---------              --------

         [F./G.   On the terms set forth in this LLC Asset Transfer Agreement,
(i) PG&E will transfer and assign the LLC Assets [(as defined in Section 2.01)] to LLC [or the applicable LLC Subsidiary] and (ii) LLC [and the applicable LLC Subsidiary] will assume the LLC Liabilities (as defined in Section 2.04).]

     In consideration of the respective covenants and agreements contained in this LLC Asset Transfer Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     Section 1.01. Defined Terms. Capitalized terms used and not otherwise defined in this LLC Asset Transfer Agreement shall have the meanings set forth in the Glossary of Terms attached as Appendix A (the "Glossary of Terms").
                                     ----------       -----------------

     Section 1.02. References. Unless a contrary intention appears in this LLC Asset Transfer Agreement:

     (a)  reference to the singular includes the plural and vice versa;

     (b)  reference to any gender includes all other genders;

     (c) reference to any agreement (including this LLC Asset Transfer Agreement), document or instrument shall mean that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

     (d) reference to any Article, Section, Appendix, Schedule or Exhibit shall mean Articles and Sections of, and Appendices, Schedules and Exhibits to, this LLC Asset Transfer Agreement;

     (e) "hereof," "hereby" and "herein" and words of similar meaning refer to this LLC Asset Transfer Agreement as a whole and not to any particular Article, Section or provision of this LLC Asset Transfer Agreement

     (f) "include," "includes" and "including" shall mean including without limiting the generality of any description preceding that term;

     (g)  all monetary amounts shall refer to U.S. dollars;

     (h) all accounting terms not otherwise expressly defined herein shall have the meanings given to them in accordance with GAAP;

     (i) any provision in this LLC Asset Transfer Agreement referring to an action to be taken by a Person, or an action that such Person is prohibited from taking, shall apply whether such action is taken directly or indirectly by such Person;

     (j) any reference to a Person shall include such Person's successors and permitted assigns; and


     (k) any reference to "days" shall refer to calendar days, not Business
Days.

     Section 1.03. Titles and Headings. The table of contents hereto and titles and headings of Articles and Sections of this LLC Asset Transfer Agreement and of Appendices, Schedules and Exhibits are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this LLC Asset Transfer Agreement.

     Section 1.04. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this LLC Asset Transfer Agreement. In the event an ambiguity or question of intent or interpretation arises with respect to this LLC Asset Transfer Agreement or any of the documents delivered pursuant hereto, this LLC Asset Transfer Agreement and such documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any of the provisions of this LLC Asset Transfer Agreement or such documents.

     Section 1.05. [References to LLC]. [PG&E acknowledges and agrees that:

          (a) certain of the LLC Assets shall be transferred or assigned to the LLC Subsidiaries set forth in the Schedules to this Asset Transfer Agreement, other than LLC, provided, that any such transfer or assignment of such LLC
                --------
Assets to an LLC Subsidiary is consistent with the Plan; and

          (b) certain of the LLC Liabilities shall be assumed, in addition to their assumption by LLC, by one or more of the LLC Subsidiaries, in each case as set forth in the Schedules; provided, that no such assumption shall relieve LLC
                            --------
of its obligations in respect of the LLC Liabilities.

The Parties therefore acknowledge and agree that references to LLC in this LLC Asset Transfer Agreement shall mean, or include, as the context requires, the applicable LLC Subsidiary to the extent so indicated in the Schedules. Any LLC Asset not identified on a Schedule as being conveyed, assigned, transferred and delivered to an LLC Subsidiary shall be deemed to be conveyed, assigned, transferred and delivered to LLC and any LLC Liability not identified on a Schedule as also being assumed by an LLC Subsidiary shall be deemed to be solely assumed by LLC.]

                                   ARTICLE II

                       TRANSFER OF ASSETS AND LIABILITIES

     Section 2.01. Transfer of Assets. Subject to the terms of this LLC Asset Transfer Agreement (including PG&E's reservation of rights in the LLC Assets pursuant to Section 2.02), the Master Separation Agreement and the other Ancillary Agreements, PG&E hereby conveys, assigns, transfers and delivers to LLC [or the applicable LLC Subsidiary], and LLC [or the applicable LLC Subsidiary] accepts and acquires from PG&E, all of PG&E's right, title and interest in and to all Assets (other than the PG&E Retained [Type of Assets]) owned by PG&E, or in which PG&E has an interest, that are used or held for use primarily in connection with, or primarily relate to or primarily arise out of the conduct of, the business, currently conducted by PG&E, of [description of business to be transferred to LLC] (the "LLC Business"), but excluding [specific
                                         ------------
exclusions from business to be transferred to LLC], as such Assets are set forth below (collectively, the "LLC Assets"):
                          ----------

         (a)  Operational Facilities. All of the following operational
              ----------------------
facilities used or held for use in connection with the LLC Business (collectively, the "LLC Operational Facilities"):
                    --------------------------

     [list of Schedules containing business specific operational facilities will be inserted here]

         (b) [The language in this subsection will appear only in the ETrans Asset Transfer Agreement] [Telecommunications Facilities. All of the following
                           -----------------------------
Assets used or held for use primarily in connection with or primarily relating to or primarily arising out of the operation of, PG&E's proprietary telecommunications network system used for voice and data communications (collectively, the "ETrans Telecommunications Facilities"):
                    ------------------------------------

              (i)   telecommunications circuits, including those set forth in
Schedule 2.01(b)(i) (collectively, the "ETrans Telecommunications Circuits");
-------------------                     ----------------------------------

              (ii) telecommunications towers, antennas and facilities, including those set forth in Schedule 2.01 (b)(ii) (collectively, the "ETrans
                             ---------------------                     ------
Telecommunications Towers"); and
------------------------

              (iii) analog and digital microwave equipment, including those set forth in Schedule 2.01(b)(iii) (collectively, the "ETrans Telecommunications
         --------------------                      -------------------------
Microwave Equipment").]
-------------------

         (c)  Real Property Interests. All:
              -----------------------

              (i)   fee interests in real property, including those set forth in
Schedule 2.01(c)(i) (collectively, the "LLC Land");
-------------------                     --------

              (ii)  Real Property Leases, including those set forth in Schedule
                                                                       --------
2.01(c)(ii) (collectively, the "LLC Real Property Leases");
----------                      ------------------------

              (iii) easements and rights of way, including those set forth in
Schedule 2.01(c)(iii) (collectively, the "LLC Easements");
---------------------                     -------------

              (iv) mineral, oil and gas and other subsurface rights, development rights, air rights and water rights (including riparian rights), including those set forth in Schedule 2.01(c)(iv); and
                             -------------------

              (v) other rights or agreements relating to real property used or held for use primarily in connection with the LLC Business, including those set forth in Schedule 2.01(c)(v) (subsections (i) through (v), together with any
         -------------------
improvements and fixtures located thereon used or held for use primarily in connection with the LLC Business, and any of the LLC Operational Facilities that constitute real property, improvements or fixtures, collectively referred to herein as the "LLC Real Property Interests").
               ---------------------------

         (d)  Equity Securities. All capital stock and other equity securities
              -----------------
and membership and partnership interests held by PG&E or an Affiliate of PG&E and issued by the entities set forth in Schedule 2.01(d) (collectively, the "LLC
                                        ----------------                     ---
Securities").
----------

        (e)  Tangible Personal Property. All tangible personal property
             -------------------------
primarily used or held for use in connection with the LLC Business, including all of the following tangible personal property:

             (i)   Personal Property Leases, including those set forth in
Schedule 2.01(e)(i) (the "LLC Personal Property Leases");
--------------------      ----------------------------

             (ii) office furniture, equipment, other furnishings and supplies, including those set forth in Schedule 2.01(e)(ii);
                             --------------------

             (iii) information technology assets, including the computers, desktop assets, printers and related equipment, network services, data network, data network software, mobile radio assets, PBXs, applications and application servers set forth in Schedule 2.01(e)(iii);
                     ---------------------

             (iv)   telecommunications assets, including those set forth in
Schedule 2.01(e)(iv);
-------------------

             (v) subject to and except as provided in the Master Separation Agreement, the Employee Matters Agreement, the Tax Matters Agreement or the Records Access Agreement, all books, records, documents, reports, operating manuals, new product or service development materials and records, operating and other data, books of account, general, financial, accounting and personnel records, files, invoices, customer and supplier lists (past, present or future), correspondence, memoranda, forms, lists, plats, surveys, plans, drawings, blue prints, specifications, sepias, bluelines, engineering documents and any other documents evidencing LLC Assets or LLC Liabilities, advertising and promotional materials, studies, sales and purchase correspondence and records, records relating to LLC Employees, photographs, and other books or records that are used or held for use primarily in connection with the LLC Business, including those set forth in Schedule 2.01(e)(v);
             -------------------

             (vi) vehicles, rolling stock and airplanes, including those set forth in Schedule 2.01(e)(vi);
         --------------------

             (vii) raw materials and inventories (including inventories of work in process, stores, supplies and finished goods and inventories in storage), including those set forth in Schedule 2.01(e)(vii);
                             ---------------------

             (viii) fuel stock, fuel supplies, tools, parts and materials (including construction materials and other supplies), including those set forth in Schedule 2.01(e)(viii); and
   -----------------------

              (ix) other tangible personal property, including the property that is set forth in Schedule 2.01(e)(ix).
                     -------------------

        (f)   Intellectual Property. All of the following Intellectual
              ---------------------
Property (collectively, the "LLC Intellectual Property"):
                             ---------------------------

              (i) trademark and service mark registrations and applications for registrations thereof, including those set forth in Schedule 2.01(f)(i);
                                                        -------------------

               (ii) the common law trademarks, service marks and trade names used or held for use primarily in connection with the LLC Business, including those set forth in Schedule 2.01(f)(ii);
                   --------------------

               (iii) copyrights, registrations and applications for copyrights pertaining to any item set forth in Section 2.01(e)(v);

               (iv) issued patents and applications for patents, including those set forth in Schedule 2.01(f)(iv);
                   --------------------

               (v) domain name registrations and any pending applications therefor, including those set forth in Schedule 2.01(f)(v);
                                       -------------------

               (vi)   toll free telephone numbers, including those set forth in
Schedule 2.01(f)(vi);
--------------------

               (vii) all trade secrets, know-how, confidential information, technical information, proprietary information, process technology, plans, drawings, analytical and process methods, designs, inventions (whether patentable or unpatentable and whether or not reduced to practice), creative materials, new product or service development materials and records, research and development information and procedures that are used or held for use primarily in connection with the LLC Business, including those set forth in
Schedule 2.01(f)(vii);
---------------------

               (viii) license agreements, including those set forth in Schedule
                                                                       --------
2.01(f)(viii) (the "LLC Assigned Licenses"); and
-------------       ---------------------

               (ix)   proprietary software, including those set forth in
Schedule 2.01(f)(ix).
--------------------

          (g)  Governmental Entitlements. Governmental Entitlements, including
               -------------------------
those set forth in Schedule 2.01(g) (collectively, the "LLC Governmental
                   ----------------                     ----------------
Entitlements").
------------

          (h)  Contracts. All of the contracts, guaranties, agreements,
               ---------
commitments, purchase orders and sales orders primarily relating to the LLC Business, including [reference to specific classes of contracts] and the contracts and agreements set forth in Schedule 2.01(h) (collectively, the "LLC
                                      ----------------                     ---
Assigned Contracts").
------------------

          (i)  Notes Receivable. The notes receivable set forth in Schedule
               ----------------                                    --------
2.01(i) (collectively, the "LLC Notes Receivable").
-------                     --------------------

          (j)  Accounts Receivable. The accounts receivable that arose primarily
               -------------------
from the conduct of the LLC Business set forth in Schedule 2.01(j)
                                                  ----------------
(collectively, the "LLC Accounts Receivable").
                    -----------------------

          (k)  Payment Rights. The rights of PG&E to receive payments for
               --------------
services primarily related to the LLC Business set forth in Schedule 2.01(k).
                                                            ----------------

          (l)  Deposits and Prepaid Expenses. All security or similar deposits
               -----------------------------
and prepaid expenses, including any security deposits or prepaid rent under the LLC Real Property Leases and the LLC Personal Property Leases (collectively, the "LLC Assigned Leases") made by PG&E primarily in connection with the LLC
 -------------------
Business, including the deposits and prepaid expenses set forth in Schedule
                                                                   --------
2.01(l).
-------

          (m)  Goodwill. The LLC Business as a going concern and all goodwill
               --------
primarily relating to the LLC Business or the LLC Assets.

          (n)  Claims. All LLC Claims (as described in Section 9.01(_) of the
               ------
Master Separation Agreement), including the LLC Claims set forth in Schedule
                                                                    --------
2.01(n).
-------

          (o)  Third Party Claims. All LLC Third Party Claims that are LLC
               ------------------
Assets (as described in Section 8.09(_) of the Master Separation Agreement).

          (p)  Contingent Gains. The LLC Exclusive Contingent Gains set forth in
               ----------------
Schedule 2.01(p).
----------------

     Section 2.02. PG&E Retained [Type of Assets] and Reservation of Rights[; Gen FERC Boundary Land].

          (a)  PG&E Retained [Type of Assets]. Notwithstanding anything to the
               -----------------------------
contrary contained in this LLC Asset Transfer Agreement, the Master Separation Agreement or any other Ancillary Agreement, the LLC Assets shall not include any of the following (collectively, the "PG&E Retained [Type of Assets]"):
                                     -----------------------------

               (i) the accounts receivable that arose primarily from the conduct of the LLC Business set forth on Schedule 2.02(a)(i);
                                         -------------------

               (ii) the rights of PG&E to receive payment for services primarily related to the LLC Business set forth on Schedule 2.02(a)(ii); and
                                                   --------------------

               (iii) the Assets set forth in Schedule 2.02(a)(iii).
                                             ---------------------

          (b)  Reservation of Rights. LLC [and the LLC Subsidiaries]
               ---------------------
acknowledge[s] and agrees that the transfer of certain LLC Assets pursuant to this LLC Asset Transfer Agreement is subject to: (i) certain reservation of rights by PG&E in such LLC Assets, including reservation of easements, Real Property Leases, rights of use and rights to obtain subdivision or lot line adjustments, as set forth in Schedule 2.02(b)(i); or (ii) the grant by PG&E of
                             -------------------
certain rights of concurrent use of such LLC Assets to other Persons pursuant to the agreements set forth in Schedule 2.02(b)(ii).
                            --------------------

[The language in this subsection will appear only in the Gen Asset Transfer Agreement]
          (c)  [Gen FERC Boundary Land. With respect to the parcels of Gen Land
                ----------------------
that contain both FERC-licensed operational facilities, assets or rights and land outside FERC-licensed project boundaries, including those parcels set forth in Schedule 2.02(c) (collectively, the "Gen FERC Boundary Land"), Gen will apply
   ----------------                     ----------------------
for lot line adjustments, subdivision approvals or other regulatory approvals necessary to adjust the parcel boundaries of the Gen FERC

Boundary Land to conform, to the degree feasible, to the FERC-licensed project boundaries or the location of such operational facilities, assets or rights. (The portion of the Gen FERC Boundary Land lying outside the FERC-licensed project boundaries being referred to as the "PG&E Reconveyance Land"). Promptly following any boundary adjustment of a parcel of Gen FERC Boundary Land, Gen (or one or more of its Subsidiaries) will reconvey to PG&E such portion of the PG&E Reconveyance Land lying outside such adjusted parcel boundary Gen (or its Subsidiary) shall retain, by easement or otherwise, such rights with respect to the PG&E Reconveyance Land reconveyed to PG&E as are necessary, in Gen's (or its Subsidiary's) sole discretion, to aid hydroelectric operations or relicensing, including but not limited to, use for access, laydown, water conveyance system maintenance and operation, and the right to grant conservation easements and to perform habitat restoration. During the time period when lot line adjustment, subdivision approval or any other regulatory approval required for parcel boundary adjustment is pending with respect to a parcel of Gen FERC Boundary
Land: (i) PG&E shall be entitled to any net revenues from, and shall retain the risk of loss and the responsibility for management and maintenance of, the PG&E Reconveyance Land included in such parcel and shall pay the portion of the property taxes attributable to the PG&E Reconveyance Land included in such parcel and; (ii) Gen shall not transfer to a third party the PG&E Reconveyance Land included in such parcel except subject to a deed restriction imposing on such transferree the subdivision and reconveyance obligations set forth in this
Section 2.02(c).]

     Section 2.03. Concurrent Grants to LLC. The Parties acknowledge that certain Assets that are used in connection with the LLC Business will be retained by PG&E or transferred to [names of other LLCs] [or one or more of their Subsidiaries] pursuant to the applicable Asset Transfer Agreement because such Assets are primarily used in connection with a Business other than the LLC Business. With respect to certain of such Assets, PG&E and [names of other LLCs] shall, [or shall cause their Subsidiaries to, as applicable,] (a) grant to LLC the easements or other use rights set forth in Schedule 2.03(a), (b) execute the
                                               ----------------
leases set forth in Schedule 2.03(b) and (c) execute the other documents, if
                    ----------------
any, set forth in Schedule 2.03(c), in each case on or prior to the date hereof.
                  ----------------

     Section 2.04. Assumption of Liabilities. Subject to the terms of this LLC Asset Transfer Agreement, the Master Separation Agreement and the other Ancillary Agreements, LLC [and the applicable LLC Subsidiary] hereby assumes as of the date hereof and thereafter agrees to pay, perform and discharge all Liabilities (other than the LLC Excluded Liabilities) primarily arising out of, relating to or resulting from the LLC Assets or the LLC Business and the other Liabilities set forth below, regardless of whether such Liabilities arose before, on or after the date hereof, in each case in accordance with their respective terms (collectively, the "LLC Liabilities"), including:
                                     ---------------

          (a)  Governmental Entitlements. All Liabilities arising under, or
               -------------------------
related to compliance with, the LLC Governmental Entitlements transferred to LLC [or the applicable LLC Subsidiary] pursuant to Section 2.01(g).

          (b)  Contract Liabilities. All Liabilities arising under the LLC
               --------------------
Assigned Leases, the LLC Assigned Licenses and the LLC Assigned Contracts, including Liabilities arising from breaches of any such agreements by PG&E, which agreements are transferred to

LLC [or the applicable LLC Subsidiary] pursuant to Section 2.01(c)(ii), Section 2.01(e)(i), Section 2.01(f)(viii) and Section 2.01(h).

          (c)  Indebtedness. The Indebtedness of PG&E set forth in Schedule
               ------------                                        --------
2.04(c).
-------

          (d)  Accounts Payable. The accounts payable of PG&E that arose
               ----------------
primarily from the conduct of the LLC Business set forth on Schedule 2.04(d).
                                                            ----------------

          (e)  Customer Deposits. All Liabilities with respect to the customer
               -----------------
deposits primarily relating to the LLC Business, including the customer deposits set forth in Schedule 2.04(e).
             ----------------

          (f)  Operating Liabilities. All Liabilities primarily relating to or
               ---------------------
arising out of the management, operation or conduct of the LLC Business, including the Liabilities set forth in Schedule 2.04(f).
                                       ----------------

          (g)  Third Party Claims. All Third Party Claims that are LLC
               ------------------
Liabilities (as described in Section 8.09(_) of the Master Separation
Agreement).

          (h)  Employee Claims. Subject to the Employee Matters Agreement, all
               ---------------
Liabilities with respect to (i) any individual employed as of the date hereof as a common law employee of LLC, provided such individual remains a common law employee of LLC on the Effective Date, and (ii) any other individual designated on Schedule 2.04(h) (each individual described in subsections (i) and (ii), an
   ----------------
"LLC Employee"), whether or not covered by workers' compensation or insurance,
 ------------
including any Liabilities relating to or arising out of any claim of an LLC Employee based on or relating to employee compensation, benefits or similar matters, actual or constructive termination of employment, injury suffered, illness contracted, condition developed or exposure received in the course of employment or based on alleged discrimination, harassment or violation of any Law, including any such Liabilities that are Allowed Workers' Compensation Claims.

          (i)  Environmental Liabilities. All Liabilities relating to
               -------------------------
Environmental Matters or arising under any Environmental Laws (including (A) all claims for death, bodily injury, personal injury and property damage relating to Environmental Matters or arising under any Environmental Laws and (B) all Environmental Claims) primarily arising out of, relating to or resulting from
(I) the activities, operations, acts or omissions at, from or with respect to the LLC Business or the LLC Assets, and (II) Remediation of Releases or threatened Releases of any Hazardous Materials arising out of, relating to or resulting from activities, operations, acts or omissions at, from or with respect to the LLC Business or the LLC Assets before, on or after the date hereof, including any such Liabilities that are Allowed Environmental Claims and specifically including the Liabilities set forth in Schedule 2.04(i).
                                                    ----------------

          (j)  Violation of Law. All Liabilities for any violation of, or
               ----------------
failure by PG&E or its employees or agents to comply with, any Law primarily relating to the LLC Assets or the LLC Business, including the Liabilities set forth in Schedule 2.04(j).
         ----------------

          (k)  Intellectual Property. All Liabilities for any infringement of
               ---------------------
the Intellectual Property rights of any other Person primarily arising out of the operation of the LLC Business, including the Liabilities set forth in
Schedule 2.04(k).
----------------

          (l)  Contingent Liabilities. LLC Exclusive Contingent Liabilities,
               ----------------------
including those set forth in Schedule 2.04(l).
                             ----------------

          (m)  Fire Suppression, Pending Litigation, Tort and Other Liabilities.
               ----------------------------------------------------------------
All Liabilities arising from any accusation, allegation, notice, Action, claim, demand or otherwise for personal injury, tangible or intangible property damage, products liability, discrimination, employment or similar litigation, including punitive, exemplary or similar damages or fines, penalties or similar charges primarily arising out of, relating to, or resulting from activities, operations, acts or omissions at, from or with respect to the LLC Business or the LLC Assets before or after the date hereof, including any such Liabilities that are Allowed Fire Suppression Claims, Allowed Pending Litigation Claims and Allowed Tort Claims (other than Allowed Chromium Litigation Claims) and specifically including the Liabilities set forth in Schedule 2.04(m).
                                       ----------------

          (n)  Shared Liabilities. LLC's percentage share of the Shared
               ------------------
Liabilities set forth in Schedule 2.04(n).
                         ----------------

     Section 2.05. Excluded Liabilities. Notwithstanding anything to the contrary contained in this LLC Asset Transfer Agreement, the LLC Liabilities shall not include any of the following, (collectively, the "LLC Excluded
                                                            ------------
Liabilities") except as provided in the Master Separation Agreement or any other
-----------
Ancillary Agreement:

          (a)  Liabilities Relating to PG&E Retained [Type of Assets]. All
               -----------------------------------------------------
Liabilities primarily arising from the PG&E Retained [Type of Assets], except to the extent expressly assumed by LLC [or any of the LLC Subsidiaries] hereunder or under another Ancillary Agreement.

          (b)  Accounts Payable. The accounts payable of PG&E that arose
               ----------------
primarily from the conduct of the LLC Business set forth on Schedule 2.05(b);
                                                            ----------------

          (c)  Scheduled Excluded Liabilities. All Liabilities set forth in
               ------------------------------
Schedule 2.05(c).
----------------

          (d)  Allowed Claims. Allowed Claims other than those set forth in
               --------------
Section 2.04.

     Section 2.06. Delayed Transfer of Assets and Liabilities. Notwithstanding any other provision of this LLC Asset Transfer Agreement, the transfer and assignment to LLC [or the applicable LLC Subsidiary] of the LLC Delayed Transfer Assets (including those set forth in Schedule 2.06A) and the LLC Delayed
                                     --------------
Transfer Liabilities (including those set forth in Schedule 2.06B) shall be
                                                   --------------
governed by the terms and conditions set forth in Section 6.01 of the Master Separation Agreement.

     Section 2.07. Priority of Agreements and Schedules. Except as expressly provided herein, in the event and to the extent that there is a conflict between the provisions of this LLC Asset Transfer Agreement and the provisions of the Master Separation Agreement, this LLC Asset Transfer Agreement shall prevail. Subject to the terms of Section 6.03 of the Master Separation Agreement regarding mistaken transfers or assignments, PG&E and LLC agree that, if any Asset or Liability is specifically identified as being transferred or assigned to LLC, [names of other LLCs] [or any of their respective Subsidiaries] in any Appendix, Schedule or Exhibit to the applicable Asset Transfer Agreement, such specific transfer or assignment shall prevail over the general provisions in the Asset Transfer Agreements transferring or assigning to LLC, [names of other LLCs] [or any of their respective Subsidiaries], as applicable, Assets and Liabilities primarily related to their respective Businesses. Subject to the terms of Section 6.03 of the Master Separation Agreement, in the event and to the extent there is any conflict between the provisions of this LLC Asset Transfer Agreement and any Appendix, Schedule or Exhibit to this LLC Asset Transfer Agreement, the Appendix, Schedule or Exhibit, as the case may be, shall prevail. Notwithstanding the foregoing, the Tax Matters Agreement shall prevail in all cases.

                                  ARTICLE III

                               Methods of Transfer

     Section 3.01. Deliveries.  On or prior to the date hereof:

        (a)   LLC Deliveries.  LLC and the [applicable LLC Subsidiary] shall
              --------------
have executed and delivered to PG&E:

              (i) such Conveyancing and Assumption Instruments necessary to evidence the valid and effective assumption of the LLC Liabilities by LLC [(and the applicable LLC Subsidiary)] as set forth in the Schedules or as otherwise designated to PG&E by LLC in writing; [and]

              (ii) [the PC Bond Agreement/1/] [This subsection will only be included in the Gen Asset Transfer Agreement.]

              (ii) [the Environmental Indemnification Agreement/2/] [This subsection will only be included where PG&E retains liability for environmental cleanup and related liabilities.]

        (b)   PG&E Deliveries.  PG&E shall have executed and delivered to LLC,
              ---------------
[or the applicable LLC Subsidiary]:

______________________________
/1/ Certain Assets to be transferred to Gen were originally financed or refinanced with certain California Pollution Control Financing Authority, Pollution Control Revenue Bonds (the "PC Bonds"). Pursuant to a PC Bond Agreement, Gen will assume the obligation to perform, satisfy and/or comply with certain terms, covenants, conditions or obligations under the documents governing the issuance of the PC Bonds arising from and after the Effective Date which are to be observed, performed, satisfied or complied with by the owner or operator of such Assets under the terms of such documents.
/2/ These would include indemnification agreements relating to former manufactured gas plant sites and similar sites as generally described in the Plan.

                      (i) all Conveyancing and Assumption Instruments necessary to evidence the transfer to LLC [or the applicable LLC Subsidiary] of all of PG&E's right, title and interest in and to the LLC Assets;

                      (ii) the stock powers (or comparable instruments), executed in blank, necessary to evidence the transfer, conveyance and assignment to LLC [or the applicable LLC Subsidiary] of all stock certificates or other instruments evidencing the LLC Securities; [and]

                      (iii) [the PC Bond Agreement] [This subsection will only be included in the Gen Asset Transfer Agreement.]

                      (iii) [the Environmental Indemnification Agreements] [This subsection will only be included where PG&E retains liability for environmental cleanup and related liabilities.]

        Section 3.02. Further Assurances. In addition to the actions otherwise expressly provided in this LLC Asset Transfer Agreement, the Master Separation Agreement and the other Ancillary Agreements, each Party shall use its reasonable efforts to (a) execute and deliver, or cause to be executed and delivered, such instruments and documents and take, or cause to be taken, such additional or other actions as any other Party may reasonably request to effectuate the purposes of this LLC Asset Transfer Agreement, the Master Separation Agreement and the other Ancillary Agreements and to carry out the terms hereof and thereof, and (b) take or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary or appropriate under applicable Laws, agreements or otherwise to consummate and make effective the transactions contemplated by this LLC Asset Transfer Agreement, the Master Separation Agreement and the other Ancillary Agreements, including entering into amendatory agreements and making any filings and applications necessary or appropriate in order to consummate the transactions contemplated by this LLC Asset Transfer Agreement, the Master Separation Agreement and the other Ancillary Agreements.

        Section 3.03. Attorney-in-Fact. In the event that a dissolution, liquidation or similar proceeding is initiated with respect to:

                (a) PG&E, or PG&E otherwise ceases to conduct its business in the regular course (other than (i) as contemplated by the Master Separation Agreement or (ii) in connection with a change of control transaction in which the acquiring company has satisfied the criteria of Section 5.06), PG&E hereby irrevocably appoints LLC as its attorney-in-fact to execute any instruments, documents or agreements reasonably deemed necessary by LLC to complete the conveyances contemplated hereby, and LLC's certification that the conditions precedent to this power of attorney have been met shall be conclusive, and all Persons receiving a certification by LLC shall be entitled to rely upon it; and

                (b) LLC, or LLC otherwise ceases to conduct its business in the regular course (other than in connection with a change of control transaction in which the acquiring company has satisfied the criteria of Section 5.06), LLC hereby irrevocably appoints PG&E as its attorney-in-fact to execute any instruments, documents or agreements reasonably deemed necessary by PG&E to complete the acquisition of the LLC Assets or assumption of LLC

Liabilities contemplated hereby, and PG&E's certification that the conditions precedent to this power of attorney have been met shall be conclusive, and all Persons receiving a certification by PG&E shall be entitled to rely upon it.

The appointments in Sections 3.03(a) and 3.03(b) above are each coupled with an interest.

                                   ARTICLE IV

                         DISCLAIMERS AND ACKNOWLEDGMENTS

        Section 4.01.  No Representations and Warranties.

                (a)    No Representations. LLC, [and the LLC Subsidiary,]
                       ------------------
acknowledges and agrees that, except for the representations made by the Parties pursuant to Section 5.05 and as otherwise expressly provided in any other Ancillary Agreement, PG&E is not, in this LLC Asset Transfer Agreement or in any other agreement or document contemplated by this LLC Asset Transfer Agreement or the Master Separation Agreement (including the Conveyancing and Assumption Instruments) or otherwise, making, and has not at any time made, any representations or warranties of any kind, character or nature, express or implied, including representing or warranting to LLC or any member of its Group in any way as to:

                       (i) the LLC Business (including the prospects, financial and otherwise, thereof);

                       (ii) the LLC Assets or LLC Liabilities transferred or assumed as contemplated by this LLC Asset Transfer Agreement, the Master Separation Agreement and the Conveyancing and Assumption Instruments and any such other agreement or document;

                       (iii) any Consents required in connection with the Master Separation Agreement and such transfers or assumptions;

                       (iv) the value or freedom from Security Interests of the LLC Assets;

                       (v) the absence of any defenses or right of set-off or freedom from counterclaim with respect to any claim or other of such LLC Assets, including any LLC Receivables;

                       (vi) the existence of any defenses or right of set-off or freedom from counterclaim with respect to any LLC Liability; or

                       (vii) the legal sufficiency of any assignment, document or instrument delivered under this LLC Asset Transfer Agreement, the Master Separation Agreement or the other Ancillary Agreements to convey title to any LLC Asset or any other thing of value upon the execution, delivery, filing or recording thereof.

                (b)    No Warranties.  Notwithstanding anything to the contrary
                       -------------
expressly provided in the Conveyancing and Assumption Instruments and unless expressly provided in any other Ancillary Agreement, all such Assets are transferred "AS IS, WHERE IS, WITH ALL

FAULTS" (and in the case of real property, by means of quitclaim or similar form of deed) and, subject to Sections 6.01 and 6.04 and Article VIII of the Master Separation Agreement, LLC [or Subsidiary of LLC] shall bear the economic and legal risks that any conveyances of such LLC Assets shall prove to be insufficient to vest in LLC [or a Subsidiary of LLC] good and marketable title, free and clear of Security Interests.

                                   ARTICLE V

                               GENERAL PROVISIONS

        Section 5.01. Counterparts. This LLC Asset Transfer Agreement may be executed in counterparts, each of which shall be deemed to be an original copy of this LLC Asset Transfer Agreement, but all of which, when taken together, shall be deemed to constitute one and the same agreement.

        Section 5.02. Complete Agreement. This LLC Asset Transfer Agreement, the Master Separation Agreement and the other Ancillary Agreements and the Appendices, Schedules and Exhibits referenced in or attached to this LLC Asset Transfer Agreement, the Master Separation Agreement and the other Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, both written and oral, with respect to such subject matter.

        Section 5.03. Waivers. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the maximum extent permitted by applicable Law,

                (a) no claim or right arising out of this LLC Asset Transfer Agreement or of the documents referred to in this LLC Asset Transfer Agreement shall be released, waived or renounced, in whole or in part, by the Party holding such claim or right unless in writing signed by such Party;

                (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on a Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this LLC Asset Transfer Agreement or the documents referred to in this LLC Asset Transfer Agreement.

        Section 5.4. Amendments and Waivers. Neither this LLC Asset Transfer Agreement nor any terms, covenants, agreements, conditions or provisions hereof may be amended, supplemented or modified except in accordance with this Section
5.04. The Parties may, from time to time, (a) enter into written amendments, supplements or modifications hereto for the purpose of adding or modifying any provisions to this LLC Asset Transfer Agreement or changing in any manner the rights of the Parties hereunder; provided, that any such amendments, supplements
                                 --------
or modifications are consistent with the Plan, the Confirmation Order and the

Master Separation Agreement or (b) waive, on such terms and conditions as may be specified in writing, any of the requirements of this LLC Asset Transfer Agreement; provided, that any such waiver is consistent with the Plan and the
           --------
Confirmation Order.

        Section 5.05.  Authority.  Each Party represents to the others that:

                (a) it has the corporate or other requisite power or authority to execute, deliver and perform this LLC Asset Transfer Agreement;

                (b) the execution, delivery and performance of this LLC Asset Transfer Agreement by it has been duly authorized by all necessary corporate or other requisite actions;

                (c) it has duly and validly executed and delivered this LLC Asset Transfer Agreement; and

                (d) this LLC Asset Transfer Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and general principles of equity.

        Section 5.06. Assignment. No Party to this LLC Asset Transfer Agreement shall (a) consolidate with or merge into any Person or permit any Person to consolidate with or merge into such Party (other than a merger or consolidation in which the Party is the surviving or continuing Person or a merger effected solely to change the domicile of such Party), or (b) sell, assign, transfer, lease or otherwise dispose of, in one transaction or a series of related transactions, all or more than fifty-one percent (51%) of its assets (based on the greater of (i) the book value of such Party's assets as shown on its most recently available financial statements and (ii) the fair market value of such Party's assets as of the end of the period reported in such financial statements), unless the resulting, surviving or transferee Person expressly assumes, by instrument in form and substance reasonably satisfactory to the other Parties, all of the obligations of the applicable Party under this LLC Asset Transfer Agreement. Except as expressly provided above, neither this LLC Asset Transfer Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, directly or indirectly, by operation of law or otherwise, by any Party without the prior written consent of the other Party, and any attempt to assign or delegate without such consent shall be void.

        Section 5.07. Successors and Assigns. Subject to Section 5.06, this LLC Asset Transfer Agreement shall be binding in all respects upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the Parties.

        Section 5.08. Third Party Beneficiaries. This LLC Asset Transfer Agreement and all of its provisions and conditions are solely for the benefit of the Parties and the members of their Group and shall not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, cause of action or other right in excess of those existing without reference to this LLC Asset Transfer Agreement.

        Section 5.09. Governing Law. This LLC Asset Transfer Agreement and any other agreements entered into in connection with the transactions contemplated hereby (except for the

Conveyancing and Assumption Instruments, which shall be governed by local Law), shall be governed by, and construed and enforced in accordance with, the Laws of the State of California without regard to the principles of conflicts of Laws thereunder, except to the extent that certain matters are preempted by federal Law. Except as expressly provided in this Section 5.09, the scope of the foregoing governing law provision is intended to be all-encompassing of any and all Agreement Disputes that may be brought in any court or in any mediation or arbitration proceeding and that relate to the subject matter of this LLC Asset Transfer Agreement, including any contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

     Section 5.10. Severability. Any provision of this LLC Asset Transfer Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Furthermore, if any provision of this LLC Asset Transfer Agreement or the application thereof to a Person or circumstance is determined by a nonappealable decision by a court, administrative agency or arbitrator with jurisdiction of the matter to be invalid, void or unenforceable in any respect, the remaining provisions of this LLC Asset Transfer Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this LLC Asset Transfer Agreement so as to effect the original intent of the Parties as closely as possible; provided, that such
                                                       --------
modification is consistent with the Plan and the Confirmation Order.

     Section 5.11. Reproduction of Documents. This LLC Asset Transfer Agreement, and all documents delivered pursuant to this LLC Asset Transfer Agreement (other than the Conveyancing and Assumption Instruments), including Consents, waivers and modifications that may hereafter be executed and documents received by any Party at the date hereof in connection with the transactions contemplated hereby, may be reproduced by any Party by any photographic or other similar process and such Party may destroy any original document so reproduced. Each Party agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any Action (whether or not the original is in existence and whether or not such reproduction was made by the Party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall be admissible in evidence to the same extent.

     Section 5.12. Dispute Resolution. Except as otherwise limited by Law, resolution of any and all controversies, disputes or claims arising out of, relating to, in connection with or resulting from this LLC Asset Transfer Agreement or any other Ancillary Agreement (or any transaction contemplated hereby or thereby), including as to the interpretation, performance, non-performance, validity, breach or termination of this LLC Asset Transfer Agreement, whether the claim is based on contract, tort, regulation, rule, statute or constitution and any claims raising questions of Law, whether arising before or after termination of this LLC Asset Transfer

Agreement (collectively, "Agreement Disputes"), shall be exclusively governed by
                          ------------------
and settled in accordance with the provisions of Article X of the Master Separation Agreement.

     Section 5.13. Notices. All notices, consents, requests, waivers, claims or other communications required or permitted under this LLC Asset Transfer Agreement shall be in writing and shall be deemed effectively given upon the earliest of (a) when received, (b) when delivered personally (with written confirmation of receipt), (c) when delivered by facsimile (with receipt of appropriate confirmation by voice or otherwise), (d) one (1) Business Day after being deposited with a nationally recognized overnight courier service (receipt requested) or (e) four (4) Business Days after being deposited with the U.S. mail, registered or certified, postage prepaid, and in each case addressed to the Parties as set forth in Section 12.05 of the Master Separation Agreement [(it being agreed and understood that so long as any LLC Subsidiary continues to be a wholly owned Subsidiary of LLC any notice, consent, request, waiver, claim or other communication required or permitted to be sent to or requested from any such LLC Subsidiary shall be deemed effectively given if delivered to LLC pursuant to the terms of this LLC Asset Transfer Agreement)]. A Party may, by written notice to the other Party, change the address or facsimile number to which notices are to be given. [If an LLC Subsidiary ceases to be a wholly owned Subsidiary of LLC, such LLC Subsidiary shall provide the other Parties with written notice of the address and facsimile number to which notices are to be given to such LLC Subsidiary.]

     Section 5.14. Responsibility for Expenses.

          (a) Transaction Expenditures. PG&E shall bear all costs and expenses
              ------------------------
incurred in connection with the transactions contemplated by this LLC Asset Transfer Agreement that are incurred or should have been incurred under the terms of this LLC Asset Transfer Agreement, Master Separation Agreement and the Plan on or before the Effective Date, other than those costs and expenses initially incurred by Parent or its Affiliates which shall not be paid by PG&E unless Parent has sought and obtained authority from the Bankruptcy Court for reimbursement by PG&E.

          (b) Expenses Incurred or Accrued after the Effective Date. Except as
              -----------------------------------------------------
otherwise set forth in this LLC Asset Transfer Agreement, the Master Separation Agreement or any other Ancillary Agreement, from and after the Effective Date each Party shall bear its own costs and expenses incurred in connection with the transactions contemplated by this LLC Asset Transfer Agreement.

         IN WITNESS WHEREOF, the Parties have executed this LLC Asset Transfer Agreement as of the date first above written.

                                  PACIFIC GAS AND ELECTRIC COMPANY,
                                  a California corporation


                                  By  __________________________________________
                                      Name:
                                      Title:


                                  __________________LLC,
                                  a California limited liability company


                                  By  __________________________________________
                                      Name:
                                      Title:


                                  [Signature blocks for LLC Subsidiaries if any]

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES            TITLE

[1.0                 Schedule of Subsidiaries]
2.01(a)              Schedules of [Business Specific Operational Facilities]
[2.01(b)             Schedule of ETrans Telecommunications Facilities]
[2.01(b)(i)          Schedule of ETrans Telecommunications Circuits]
[2.01(b)(ii)         Schedule of ETrans Telecommunications Towers]
[2.01(b)(iii)        Schedule of ETrans Telecommunications Microwave Equipment]
2.01(c)(i)           Schedule of LLC Land
2.01(c)(ii)          Schedule of LLC Real Property Leases
2.01(c)(iii)         Schedule of LLC Easements
2.01(c)(iv)          Schedule of LLC Subsurface and Other Rights
2.01(c)(v)           Schedule of LLC Other Real Property Rights
2.01(d)              Schedule of LLC Securities
2.01(e)(i)           Schedule of LLC Personal Property Leases
2.01(e)(ii)          Schedule of LLC Office Furniture, Equipment, Other
                     Furnishings and Supplies
2.01(e)(iii)         Schedule of LLC Information Technology Assets
2.01(e)(iv)          Schedule of LLC Telecommunications Assets
2.01(e)(v)           Schedule of LLC Books, Records and Other Business Documents
2.01(e)(vi)          Schedule of LLC Vehicles, Rolling Stock and Airplanes
2.01(e)(vii)         Schedule of LLC Raw Materials and Inventories
2.01(e)(viii)        Schedule of LLC Fuel Stock, Fuel Supplies, Tools and Parts
2.01(e)(ix)          Schedule of Other LLC Tangible Personal Property
2.01(f)(i)           Schedule of LLC Trademarks and Service Marks
2.01(f)(ii)          Schedule of LLC Common Law Trademarks, Service Marks and
                     Trade Names
2.01(f)(iv)          Schedule of LLC Patents
2.01(f)(v)           Schedule of LLC Domain Names
2.01(f)(vi)          Schedule of LLC Toll Free Telephone Numbers
2.01(f)(vii)         Schedule of LLC Proprietary Information
2.01(f)(viii)        Schedule of LLC Assigned Licenses
2.01(f)(ix)          Schedule of LLC Proprietary Software
2.01(g)              Schedule of LLC Governmental Entitlements
2.01(h)              Schedule of LLC Assigned Contracts
2.01(i)              Schedule of LLC Notes Receivable
2.01(j)              Schedule of LLC Accounts Receivable
2.01(k)              Schedule of LLC Payment Rights
2.01(l)              Schedule of LLC Deposits and Prepaid Expenses
2.01(n)              Schedule of LLC Claims
2.01(p)              Schedule of LLC Exclusive Contingent Gains
2.02(a)(i)           Schedule of PG&E Retained Accounts Receivable
2.02(a)(ii)          Schedule of PG&E Retained Payment Rights
2.02(a)(iii)         Schedule of PG&E Retained [Type of Assets]

SCHEDULES           TITLE

2.02(b)(i)          Schedule of PG&E Reservation Rights
2.02(b)(ii)         Schedule of PG&E Third-Party Concurrent Grants
[2.02(c)            Schedule of Gen FERC Boundary Land]
2.03(a)             Schedule of PG&E Easement Grants
2.03(b)             Schedule of PG&E Leases
2.03(c)             Schedule of PG&E Other Concurrent Grants to LLC
2.04(c)             Schedule of LLC Indebtedness
2.04(d)             Schedule of LLC Accounts Payable
2.04(e)             Schedule of LLC Customer Deposits
2.04(f)             Schedule of LLC Operating Liabilities
2.04(h)             Schedule of LLC Employees--Employee Claims
2.04(i)             Schedule of LLC Environmental Liabilities
2.04(j)             Schedule of LLC Liabilities for Violation of Law
2.04(k)             Schedule of LLC Intellectual Property Liabilities
2.04(l)             Schedule of LLC Exclusive Contingent Liabilities
2.04(m)             Schedule of LLC Tort Liabilities
2.04(n)             Schedule of LLC Shared Liabilities
2.05(b)             Schedule of LLC Excluded Accounts Payable
2.05(c)             Schedule of LLC Excluded Liabilities
2.06A               Schedule of LLC Delayed Transfer Assets
2.06B               Schedule of LLC Delayed Transfer Liabilities

APPENDIX            TITLE

A                   Glossary of Terms

                                   APPENDIX A

                                GLOSSARY OF TERMS

         "Action" means any action, suit, arbitration, inquiry, proceeding or
          ------
investigation by or before any Governmental Authority or any arbitration tribunal.

         "Affiliate" means, when used with respect to a specified Person,
          ---------
another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         "Agreement Dispute" has the meaning set forth in Section 5.12 of the
          -----------------
LLC Asset Transfer Agreement.

         "Allowed" has the meaning set forth in the Plan.
          -------

         "Allowed Claim" has the meaning set forth in the Plan.
          -------------

         "Ancillary Agreement" means the Asset Transfer Agreements, the Employee
          -------------------
Matters Agreement, the Tax Matters Agreement, the Trademark and Service Mark License Agreement, the Trademark Assignment, the Records Access Agreement, the PC Bond Agreements, the Environmental Indemnification Agreements and the Settlement and Stanislaus Commitments.

         "Asset Transfer Agreements" means, collectively, the ETrans Asset
          -------------------------
Transfer Agreement, the GTrans Asset Transfer Agreement and the Gen Asset Transfer Agreement.

         "Assets" means assets, properties and rights (including goodwill),
          ------
wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including:

         (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

         (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, capital and other spares, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

         (iii) all inventories of materials, parts, raw materials, supplies, work-in-process, consigned goods, finished goods, packaging and all products and product samples;

         (iv) all interests in real property of whatever nature, including easements, leases and licenses, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

          (v)     all buildings and other improvements to real property;

          (vi) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

          (vii) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products, other sales or purchase agreements, distributions arrangements, and other contracts, agreements or commitments;

          (viii) all deposits, letters of credit and performance and surety bonds;

          (ix) all technical information, data, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

          (x)     all Intellectual Property;

          (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

          (xii) all prepaid expenses, trade accounts and other accounts and notes receivables;

          (xiii) all rights under contracts, agreements, warranties or guarantees, all claims or rights or judgments against any Person, all rights in connection with any bids or offers and all claims, choses in action, rights of recovery and rights of set-off or similar rights, whether accrued or contingent, and refunds and deposits;

          (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

          (xv) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

          (xvi) advertising and marketing materials and other printed or written materials;

          (xvii) employee contracts, including any rights thereunder to restrict an employee or former employee from competing in certain respects and personnel and medical files and records;

          (xviii) all computer programs and other software (in executable or source code format), including operating software, applications, networks software, firmware, middleware, design software, design tools, test and diagnostic software and systems configurations (and all documentation, schematics, drawings, designs, manuals, reports, records, instructions, studies, surveys, plans, books or other written materials (whether in hard copy or magnetic form) relating to or including the foregoing) but excluding product-related computer programs and other software;

          (xix) Cash and cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

          (xx) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

          "Bankruptcy Code" means title 11 of the United States Code, as amended
           ---------------
from time to time.

          "Bankruptcy Court" means the United States Bankruptcy Court for the
           ----------------
Northern District of California having jurisdiction over the case under chapter 11 of the Bankruptcy Code commenced by PG&E on April 6, 2001 and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 128 of the United States Code.

          "Business Day" means any day other than a Saturday or Sunday or any
           ------------
other day on which commercial banks in San Francisco, California, or New York, New York, are required or authorized to close by law or executive order.

          "Businesses" means the PG&E Business, the ETrans Business, the GTrans
           ----------
Business and the Gen Business.

          "Cash" means legal tender of the United States of America.
           ----

          "Claim" has the meaning set forth in the Plan.
           ------

          "Chromium Litigation Claims" has the meaning set forth in the Plan.
           --------------------------

          "Confirmation Order" means the order of the Bankruptcy Court
           ------------------
confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

          "Consent" means any approval, authorization, consent, certificate or
           -------
waiver required to be obtained from any Governmental Authority or other third party for the consummation of a specified transaction, including any option, right of first refusal or other similar right of a third party triggered by a specified transaction.

          "Contingent Gain" means any claim, right, cause of action, warranty,
           ---------------
guarantee, refund, right of recovery or right of set-off, including any right or claim against a supplier or customer (for the purposes of this definition, a "claim") of PG&E, ETrans, GTrans or Gen or any member of their respective Groups, whenever arising, against any Person other than Parent, PG&E, ETrans, GTrans or Gen or any member of their respective Groups, if and to the extent that (a) such claim has accrued as of the Transfer Date (based on then existing
Law) and (b) the existence or scope of the obligation (arising from such claim) of such other Person as of the

Transfer Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Transfer Date or as a result of the failure of such claim to have been discovered or asserted as of the Transfer Date. A claim meeting the foregoing definition shall be considered a Contingent Gain, regardless of whether there was any Action pending, threatened or contemplated as of the Transfer Date with respect thereto. For purposes of the foregoing, a claim shall be deemed to have accrued as of the Transfer Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Transfer Date, such that the claim, were it asserted in an Action on or prior to the Transfer Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of the following shall be deemed to be a Contingent Gain: (i) any payment to any member of the Parent Group, the PG&E Group, the ETrans Group, the GTrans Group or the Gen Group pursuant to or in respect of the Master Separation Agreement or any of the Ancillary Agreements or Operating Agreements, (ii) any Insurance Proceeds,
(iii) any PG&E Retained [Type of] Asset, (iv) any reversal of any litigation reserve or other reserve, or (v) any matters relating to Taxes (which are governed by the Tax Matters Agreement).

          "Contingent Liability" means any Liability, other than Liabilities for
           --------------------
Taxes (which are governed by the Tax Matters Agreement), of Parent, PG&E, ETrans, GTrans or Gen or any member of their respective Groups, whenever arising (including any Liability relating to, arising out of, or resulting from any act or failure to act by any director, officer, employee or Representative of PG&E, ETrans, GTrans or Gen or any member of their respective Groups, whether or not such act or failure to act was within such Person's authority), to any Person other than Parent, PG&E, ETrans, GTrans or Gen or any member of their respective Groups, if and to the extent that (a) such Liability has accrued as of the Transfer Date (based on then existing Law) and (b) the existence or scope of the obligation of PG&E, ETrans or GTrans or any of their respective Groups as of the Transfer Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Transfer Date or as a result of the failure of such Liability to have been discovered or asserted as of the Transfer Date (it being understood that the existence of a litigation reserve or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined). In the case of any Liability, a portion of which had accrued as of the Transfer Date and a portion of which accrues after the Transfer Date, only that portion that had accrued as of the Transfer Date shall be considered a Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have accrued as of the Transfer Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Transfer Date, such that the claim, were it asserted in an Action on or prior to the Transfer Date, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the Parties agree that no Liability relating to, arising out of, or resulting from any obligation of any Person or to satisfy any obligations accrued under any Plan (as defined in the Employee Matters Agreement) as of the Effective Date, shall be deemed to be a Contingent Liability.

          "Conveyancing and Assumption Instruments" means, collectively, the
           ---------------------------------------
various deeds, agreements, instruments and other documents entered into to effect the transfers of Assets and assumptions of Liabilities contemplated by the Master Separation Agreement and the Asset Transfer Agreements.

          "Effective Date" has the meaning set forth in the Plan.
           --------------

          "Employee Matters Agreement" means the Employee Matters Agreement
           --------------------------
between Parent and PG&E, as the same may be amended from time to time.

          "Environmental Claims" has the meaning set forth in the Plan.
           --------------------

          "Environmental Indemnification Agreements" means those certain
           ----------------------------------------
Environmental Indemnification Agreements dated as of the Transfer Date between PG&E and other parties to the Asset Transfer Agreements, as the same may be amended from time to time.

          "Environmental Laws" means and includes any federal, state, or local
           ------------------
statute, law, ordinance, code, rule, regulation, order, or decree regulating, or relating to protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, treatment, transportation, migration, manufacture, refinement, handling, production or disposal of any Hazardous Materials, as now or at any time hereafter in effect including, without limitation, the California Hazardous Waste Control Law, the Safe Drinking Water and Toxic Enforcement Act of 1986, Cal. Health & Safety Code(S)(S)25249.5 et seq., the Porter-Cologne Water Quality Control Act, Cal. Wat. Code(S)(S)13020 et seq., the Hazardous Substances Account Act, California Health and Safety Code(S)(S)25100 et seq.,(S)(S)25300 et seq.,(S)(S)25281(f),(S)(S)25501(k),(S)(S)25501(l),(S)(S)25501(m), and Section
13050(p) of the Water Code, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.(S)(S)9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C.(S)(S)9601 et seq., the Federal Oil Pollution Act of 1990, 33 U.S.C.(S)(S)2701, et seq., the Federal Toxic Substances Control Act, 15 U.S.C.(S)(S)2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C.(S)(S)6901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.(S)11011, et seq., the Atomic Energy Act, 42 U.S.C.(S)2011 et seq., the Federal Hazardous Materials Transportation Act, 49 U.S.C.(S)(S) 1801 et seq., the Federal Clean Air Act 42 U.S.C.(S)(S)7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C.(S)(S)1251 et seq., Safe Drinking Water Act, 33 U.S.C.(S)300f, et seq., the River and Harbors Act of 1899, 33 U.S.C.(S)(S)401 et seq., the National Emission Standard for Hazardous Air Pollutants for Asbestos, 40 C.F.R.(S)(S) 61.140 et seq., the OSHA Construction Standard, 29 C.F.R.(S)(S)1926.1001 et seq., Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.(S)136 et seq., Title X of Pub.L. 102.550 (Oct. 28, 1992), and all rules and regulations of the EPA, the California Environmental Protection Agency, or any other state or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction, as any of the foregoing have been, or are hereafter amended from time to time.

          "Environmental Matters" means all matters relating in any way to (i)
           ---------------------
soil, air and water and groundwater pollution or contamination, including any on-site or off-site pollution or contamination, (ii) damages to the natural environment or natural resources, (iii) Releases or discharges of waste, Hazardous Materials, or pollutants or contaminants, or (iv) recycling or disposal of Hazardous Materials or wastes (including garbage, refuse, slag, sludge and other discarded materials, whether solid, liquid, semisolid or gaseous and whether on-site or off-site).

          "EPA" means the United States Environmental Protection Agency or any
           ---
successor agency.

         "ETrans" means ETrans LLC, a California limited liability company and a
          ------
wholly owned subsidiary of Newco.

         "ETrans Asset Transfer Agreement" means an Asset Transfer, Assignment
          -------------------------------
and Assumption Agreement, the form of which is attached to the Master Separation Agreement as Exhibit B, together with the Schedules, Appendices and Exhibits thereto, entered into as of the Transfer Date by and between PG&E and ETrans and any Subsidiary of ETrans.

         "ETrans Business" has the meaning set forth in Section 2.01 of the
          ---------------
ETrans Asset Transfer Agreement.

         "ETrans Group" means ETrans and the Subsidiaries of ETrans after giving
          ------------
effect to the Separation and Spin-Off.

         "ETrans Telecommunications Facilities" has the meaning set forth in
          ------------------------------------
Section 2.01(b) of the LLC Asset Transfer Agreement.

         "ETrans Telecommunications Circuits" has the meaning set forth in
          ----------------------------------
Section 2.01(b)(i) of the LLC Asset Transfer Agreement.

         "ETrans Telecommunications Towers" has the meaning set forth in Section
          --------------------------------
2.01(b)(ii) of the LLC Asset Transfer Agreement.

         "ETrans Telecommunications Microwave Equipment" has the meaning set
          ---------------------------------------------
forth in Section 2.01(b)(iii) of the LLC Asset Transfer Agreement.

         "Fire Suppression Claims" has the meaning set forth in the Plan.
          -----------------------

         "GAAP" means United States generally accepted accounting principles.
          ----

         "Gen" means Electric Generation LLC, a California limited liability
          ---
company and a wholly owned subsidiary of Newco.

         "Gen Asset Transfer Agreement" means an Asset Transfer, Assignment and
          ----------------------------
Assumption Agreement, the form of which is attached to the Master Separation Agreement as Exhibit D, together with the Schedules, Appendices and Exhibits thereto, entered into as of the Transfer Date by and between PG&E and Gen and any Subsidiary of Gen.

         "Gen Business" has the meaning set forth in Section 2.01 of the Gen
          ------------
Asset Transfer Agreement.

         "Gen FERC Boundary Land" has the meaning set forth in Section 2.02(c)
          ----------------------
of the Gen Asset Transfer Agreement.

         "Gen Group" means Gen and the Subsidiaries of Gen after giving effect
          ---------
to the Separation and Spin-Off.

         "Governmental Authority" means any government or any agency, bureau,
          ----------------------
board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "Governmental Entitlements" means, collectively, those certain
          -------------------------
governmental permits, licenses, certificates, approvals, franchises, concessions, authorizations, consents, orders and variances issued by a Governmental Authority to PG&E (or its predecessor in interest), as amended from time to time, and applications therefor.

         "Group" means, with respect to any Party, such Party and the
          -----
Subsidiaries of such Party giving effect to the Separation and the Spin-Off.

         "GTrans" means GTrans LLC, a California limited liability company and a
          ------
wholly owned subsidiary of Newco.

         "GTrans Asset Transfer Agreement" means an Asset Transfer, Assignment
          -------------------------------
and Assumption Agreement, the form of which is attached to the Master Separation Agreement as Exhibit C, together with the Schedules, Appendices and Exhibits thereto, entered into as of the Transfer Date by and between PG&E and GTrans and any Subsidiary of GTrans.

         "GTrans Business" has the meaning set forth in Section 2.01 of the
          ---------------
GTrans Asset Transfer Agreement.

         "GTrans Group" means GTrans and the Subsidiaries of GTrans after giving
          ------------
effect to the Separation and Spin-Off.

         "Hazardous Materials" means and includes those Substances which are now
          -------------------
or hereafter contained in any list of hazardous substances adopted by the United States EPA, "hazardous materials" as defined in Section 2782.6(d) of the California Civil Procedure Code; "waste" as defined in Section 13050(d) of the California Water Code or any list of Substances designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws, and, whether or not included in such lists, shall be deemed to include all Substances containing petroleum, petroleum products, natural gas, natural gas liquids, asbestos, and polychlorinated biphenyls and any chemicals known to cause cancer or reproductive toxicity as published pursuant to California Health and Safety Code ss.ss.25249.5 et seq. and any other Substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any governmental authority, or which poses a significant present or potential hazard to human health and safety, or to the environment, if released into the workplace or the environment.

         "Holdings" means PG&E Holdings, LLC, a Delaware limited liability
          --------
company.

         "Indebtedness" means the aggregate amount, without duplication, of (a)
          ------------
all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services (excluding items classified as accounts payable under the LLC Asset Transfer Agreement), (d) all capital lease obligations, (e) all obligations or Liabilities of others secured by a Lien on any Asset, whether or not such obligation or Liability is assumed, (f) all obligations or Liabilities of others guaranteed by such applicable Person, and
(g) any other obligations or Liabilities which are required by GAAP to be shown as debt on the balance sheet.

         "Insurance Proceeds" means, with respect to any insured Person, those
          ------------------
monies, net of any applicable premium adjustment, retrospectively calculated premium, deductible, retention or cost of reserve paid or held by or for the benefit of such insured, which are either: (i) received by an insured from an insurer or (ii) paid by an insurer on behalf of an insured.

         "Intellectual Property" means the intellectual property rights owned,
          ---------------------
licensed to or otherwise held throughout the world by any Person, including, all of the rights, title and interests in the following: (i) all United States and foreign patents, patent applications (including any continuations, continuation-in-part and divisionals), patent applications under preparation, invention disclosures and invention disclosures under preparation, (ii) all United States and foreign registered and unregistered copyrights and mask works, including applications and applications under preparation, (iii) all United States and foreign registered and unregistered trademarks, trade names, trade dress, service marks, services names, artwork, logos and other marks, including applications and applications under preparation, (iv) all trade secrets, know-how, ideas, concepts, discoveries, improvements, processes, procedures, methods, recipes, formulae, data and specifications, (v) all product-related computer programs and other software (in executable or source code format), including operating software, applications, networks software, firmware, middleware, design software, design tools, test and diagnostic software and systems configurations, and (vi) all documentation, schematics, drawings, designs, manuals, reports, records, instructions, studies, surveys, plans, books or other written materials (whether in hard copy or magnetic form) relating to or including any of the (i) through (v) above.

         "Law" means all laws, constitutions, statutes, ordinances, regulations,
          ---
rules and orders of any Governmental Authority, in each case as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

         "Liabilities" means any and all debts, liabilities, obligations,
          -----------
responsibilities, charges, claims, actions, injuries, losses, damages of any kind, fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including those arising under or in connection with any Law, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, or any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursements and expenses of counsel, experts' and consultants' fees and costs related thereto or to investigating, preparing for or defending or settling any of the foregoing.

         "Lien" means any interest in property securing an obligation owed to,
          ----
or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, civil law, statute, civil code or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien, privilege, security interest or other encumbrance arising from a mortgage, deed of trust, hypothecation, cession, transfer, assignment, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. "Lien"
                                                                          ----
shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. A Person shall be deemed to be the owner of any property that such Person has acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

         "LLC" means each of ETrans, GTrans and Gen.
          ---

         "LLC Accounts Receivable" has the meaning set forth in Section 2.01(j)
          -----------------------
of the LLC Asset Transfer Agreement.

         "LLC Asset Transfer Agreement" means an Asset Transfer Assignment and
          ----------------------------
Assumption Agreement, the form of which is attached to the Master Separation Agreement as Exhibit (_), together with the Schedules, Appendices and Exhibits thereto, entered into as of the Transfer Date by and between PG&E and LLC and any Subsidiary of LLC.

         "LLC Assets" has the meaning set forth in Section 2.01 of the LLC Asset
          ----------
Transfer Agreement.

         "LLC Assigned Contracts" has the meaning set forth in Section 2.01(h)
          ----------------------
of the LLC Asset Transfer Agreement.

         "LLC Assigned Leases" has the meaning set forth in Section 2.01(l) of
          -------------------
the LLC Asset Transfer Agreement.

         "LLC Assigned Licenses" has the meaning set forth in Section
          ---------------------
2.01(f)(viii) of the LLC Asset Transfer Agreement.

         "LLC Business" has the meaning set forth in Section 2.01 of the LLC
          ------------
Asset Transfer Agreement.

         "LLC Claim" has the meaning set forth in Section 9.01(_) of the Master
          ---------
Separation Agreement.

         "LLC Delayed Transfer Asset" means any Asset that is expressly provided
          --------------------------
in the LLC Asset Transfer Agreement, the Master Separation Agreement or any other Ancillary Agreement to be transferred to LLC after the Transfer Date.

         "LLC Delayed Transfer Liability" means any Liability that is expressly
          ------------------------------
provided in the LLC Asset Transfer Agreement, the Master Separation Agreement or any other Ancillary Agreement to be assumed by LLC after the Transfer Date.

         "LLC Easements" has the meaning set forth in Section 2.01(c)(iii) of
          -------------
the LLC Asset Transfer Agreement.

         "LLC Employee" has the meaning set forth in Section 2.04(h) of the LLC
          -------------
Asset Transfer Agreement.

         "LLC Excluded Liabilities" has the meaning set forth in Section 2.05 of
          ------------------------
the LLC Asset Transfer Agreement.

         "LLC Exclusive Contingent Gain" means any Contingent Gain if such
          -----------------------------
Contingent Gain exclusively relates to the LLC Business, or if such Contingent Gain is expressly assigned to LLC or any member of the LLC Group pursuant to the Master Separation Agreement or any Ancillary Agreement.

         "LLC Exclusive Contingent Liability" means any Contingent Liability, if
          ----------------------------------
such Contingent Liability primarily relates to the LLC Business, or if such Contingent Liability is expressly assigned to LLC or any member of the LLC Group pursuant to the Master Separation Agreement or any Ancillary Agreement.

         "LLC Governmental Entitlements" means, collectively, those Governmental
          -----------------------------
Entitlements related to the LLC Business or the LLC Assets as more specifically set forth in Schedule 2.01(g) to the LLC Asset Transfer Agreement.

         "LLC Group" means LLC and the Subsidiaries of LLC after giving effect
          ---------
to the Separation and Spin-Off.

         "LLC Intellectual Property" has the meaning set forth in Section
          -------------------------
2.01(f) of the LLC Asset Transfer Agreement.

         "LLC Land" has the meaning set forth in Section 2.01(c)(i) of the LLC
          --------
Asset Transfer Agreement.

         "LLC Liabilities" has the meaning set forth in Section 2.04 of the LLC
          ---------------
Asset Transfer Agreement.

         "LLC Notes Receivable" has the meaning set forth in Section 2.01(i) of
          --------------------
the LLC Asset Transfer Agreement.

         "LLC Operational Facilities" has the meaning set forth in Section
          --------------------------
2.01(a) of the LLC Asset Transfer Agreement.

         "LLC Personal Property Leases" has the meaning set forth in Section
          ----------------------------
2.01(e)(i) of the LLC Asset Transfer Agreement.

         "LLC Real Property Interests" has the meaning set forth in Section
          ---------------------------
2.01(c)(v) of the LLC Asset Transfer Agreement.

         "LLC Real Property Leases" has the meaning set forth in Section
          ------------------------
2.01(c)(ii) of the LLC Asset Transfer Agreement.

         "LLC Securities" has the meaning set forth in Section 2.01(d) of the
          --------------
LLC Asset Transfer Agreement.

         "LLC Subsidiaries" means the limited liability companies listed on
          ----------------
Schedule 1.0 to the LLC Asset Transfer Agreement.

         "LLC Third Party Claim" has the meaning set forth in Section 8.9(_) of
          ---------------------
the Master Separation Agreement.

         "Master Separation Agreement" means the Master Separation and
          ---------------------------
Distribution Agreement among Parent, PG&E, Holdings, Newco, ETrans, GTrans and Gen, as the same may be amended from time to time.

         "Newco" means Newco Energy Corporation, a California corporation and
          -----
initially a wholly owned subsidiary of PG&E.

         "Operating Agreements" means, collectively, the agreements executed
          --------------------
between or among members of the Parent Group, the PG&E Group, the ETrans Group, the GTrans Group and the Gen Group as of the Transfer Date, the Effective Date or the Spin-Off Date, as applicable, other than the Master Separation Agreement and the Ancillary Agreements.

         "Parent" means PG&E Corporation, a California corporation.
          ------

         "Parent Group" means Parent and the Subsidiaries of Parent after giving
          ------
effect to the Separation and Spin-Off, including Newco but excluding therefrom any Subsidiary of Parent that is a member of the ETrans Group, the GTrans Group or the Gen Group.

         "Party" has the meaning set forth in the recitals to the LLC Asset
          -----
Transfer Agreement.

         "PC Bond Agreements" means those certain PC Bond Agreements dated as of
          ------------------
the Effective Date between PG&E and Gen, as the same may be amended from time to time.

         "Pending Litigation Claims" has the meaning set forth in the Plan.
          -------------------------

         "Person" means any natural person, corporation, business trust, joint
          ------
venture, association, company, partnership, limited liability company or other entity or any Governmental Authority.

         "PG&E" means Pacific Gas and Electric Company, a California
          ----
corporation.

         "PG&E Business" means the business to be owned and conducted by PG&E
          -------------
after giving effect to the transfers of Assets, and of the ETrans Business, the Gen Business and the GTrans Business as contemplated by the Master Separation Agreement and the Ancillary Agreements.

         "PG&E Common Stock" means the common stock, par value $5.00 per share,
          -----------------
of PG&E.

         "PG&E Group" means PG&E and the Subsidiaries of PG&E after giving
          ----------
effect to the Separation and Spin-Off.

         "PG&E Reconveyance Land" has the meaning set forth in Section 2.02(c)
          ----------------------
of the LLC Asset Transfer Agreement.

         "PG&E Retained [Type of] Assets" has the meaning set forth in Section
          ------------------------------
2.02(a) of the LLC Asset Transfer Agreement.

         "Plan" means the Plan of Reorganization Under Chapter 11 of the
          ----
Bankruptcy Code for Pacific Gas and Electric Company, proposed by PG&E and Parent, and dated April 19, 2002, including the Plan Supplement and all exhibits, supplements, appendices and schedules thereto, either in the form filed or as the same may be altered, amended or modified from time to time.

         "Plan Supplement" has the meaning set forth in the Plan.
          ---------------

         "Real Property Leases" means, collectively, (a) leases, lease
          --------------------
amendments, exhibits, addendum and riders thereto, including any contracts, operating leases, rental agreements or similar instruments creating a possessory interest in the real property and (b) lease guaranties, side letter agreements, improvement agreements, occupancy agreements, use agreements, operating leases, rental agreements, work letter agreements, assignments and any other agreements relating to the lease of real property.

         "Records Access Agreement" means the Records Access Agreement among
          ------------------------
Parent, PG&E, ETrans, GTrans and Gen, as the same may be amended from time to time.

         "Release" means any spilling, leaking, pumping, pouring, emitting,
          -------
discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Material, including the abandonment or discarding of containers and other receptacles containing any Hazardous Materials and any passive migration of any Hazardous Material.

         "Remediation" means any investigation, remediation, prevention,
          -----------
containment or abatement of releases or threatened releases of materials into the workplace or the environment and the assessment and mitigation of risks and/or restoration of any harm arising therefrom and any related actions.

         "Security Interest" means any mortgage, security interest, pledge,
          -----------------
lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

         "Separation" means the separation effective as of the Effective Date of
          ----------
the existing businesses of PG&E pursuant to the terms of the Master Separation Agreement and the Ancillary Agreements.

         "Settlement and Stanislaus Commitments" has the meaning set forth in
          -------------------------------------
the Plan.

         "Shared Liabilities" means the Liabilities set forth in Schedule 8.01
          ------------------
to the Master Separation Agreement.

         "Spin-Off" means the distribution by Parent of all of the shares of
          --------
PG&E Common Stock owned directly by Parent.

         "Spin-Off Date" means 11:59 p.m. on the date determined pursuant to
          -------------
Article IV of the Master Separation Agreement on which the Spin-Off occurs.

         "Subsidiary" means, with respect to any Person:
          ----------

         (i) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of a contingency) is at the time, directly or indirectly, owned or controlled by such Person or by such Person and one or more of its Subsidiaries; or

         (ii) any non-corporate entity in which such Person or such Person and one or more of its Subsidiaries either (A) directly or indirectly, at the date of determination thereof, has at least majority ownership interest, or (B) at the date of determination is a general partner or an entity performing similar functions (e.g., manager of a limited liability company or a trustee of a trust).

         "Substances" means elements, materials, compounds, mixtures, chemicals,
          ----------
 wastes or substances.

         "Tax" or "Taxes" means any income, gross income, gross receipts,
          ---      -----
profits, capital stock, franchise, withholding, payroll, social security, workers' compensation, unemployment, registration, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated, or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any Governmental Authority, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

         "Tax Matters Agreement" means the agreement to be entered into between
          ---------------------
Parent and PG&E to allocate certain tax liabilities between Parent and PG&E and to provide for certain other matters relating to taxes, as the same may be amended from time to time.

         "Third Party Claim" has the meaning set forth in Section 8.07(a) of the
          -----------------
Master Separation Agreement.

         "Tort Claims" has the meaning set forth in the Plan.
          -----------

         "Trademark and Service Mark License Agreement" means the Trademark and
          --------------------------------------------
Service Mark License Agreement dated as of the Effective Date between Parent and PG&E, as the same may be amended from time to time.

         "Trademark Assignment" means the Trademark Assignment dated as of the
          --------------------
Effective Date between Parent and PG&E.

         "Transfer Date" means the date upon which the Asset Transfer Agreements
          -------------
are executed.

         "Workers' Compensation Claims" has the meaning set forth in the Plan.
          ----------------------------

                                      A-14